Exhibit 99.1
 News Release

Ashland reports preliminary financial results for fourth quarter of fiscal 2017
Company drives strong sales and earnings growth, provides fiscal 2018 financial outlook

COVINGTON, KY, November 6, 2017 – Ashland Global Holdings Inc. (NYSE: ASH), a premier global specialty chemicals company serving customers in a wide range of consumer and industrial markets, today announced preliminary(1) financial results for the fourth quarter of fiscal 2017:

•	Sales grew 17 percent year-over-year to $880 million.
•	Reported net loss was $58 million, while loss from continuing operations was $53 million, or $0.84 per diluted share;
•	On an adjusted basis, income from continuing operations was $50 million, or $0.78 per diluted share.
•	Adjusted EBITDA was $161 million.

“In the fourth quarter, the Ashland team delivered year-over-year sales gains and strong earnings growth across all three segments,” said William A. Wulfsohn, Ashland chairman and chief executive officer.

“Within Specialty Ingredients, Pharmachem contributed strong results. Additionally, excluding Pharmachem, adjusted EBITDA growth was driven by five percent gross profit improvement in the business through focused execution on our asset utilization effort. Within Composites, the team did a great job of generating sales and earnings growth by driving higher volume across all regions and taking action to raise prices in the face of higher raw-material costs. Within Intermediates and Solvents, the team delivered significant increases in adjusted EBITDA and EBITDA margin through pricing discipline amid healthy global demand.”

Reportable Segment Performance and Outlook
To aid in the understanding of Ashland’s ongoing business performance, the results of Ashland’s reportable segments are described below on an adjusted basis and EBITDA, or adjusted EBITDA, is reconciled to operating income in Table 7 of this news release.  In addition, free cash flow is reconciled in Table 6 and adjusted earnings per share is reconciled in Table 8 of this news release. (For a more detailed review of the segment results, please refer to the Investor Relations section of ashland.com to review the slides filed with the Securities and Exchange Commission in conjunction with this earnings release.) In addition, although Ashland provides forward-looking guidance for adjusted EBITDA, free cash flow and adjusted earnings per share, Ashland is not reaffirming or providing forward-looking guidance for U.S. GAAP-reported financial measures or a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP measure because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items that affect these metrics such as domestic and international economic, political, legislative, regulatory and legal actions. In addition, certain economic conditions, such as recessionary trends, inflation, interest and monetary exchange rates, government fiscal policies and changes in the prices of certain key raw materials, can have a significant effect on operations and are difficult to predict with certainty.

Specialty Ingredients
•
Sales increased 12 percent, to $598 million, driven primarily by the contribution from Pharmachem and sales growth in personal care and pharmaceutical end markets. Adhesives and coatings sales were flat as the team worked to drive pricing.

•	Better asset utilization and reduced plant spend drove a 150-basis-point improvement in gross profit.
•	Selling, General and Administrative (SG&A) costs rose, driven primarily by the Pharmachem acquisition.
•	Adjusted EBITDA grew 12 percent, driven by both Pharmachem and growth in the balance of the base business.

Composites
•
Sales climbed 35 percent, to $219 million, as the team generated strong organic growth from continued pricing discipline through an ongoing focus on commercial excellence and value selling, as well as gains in all key end markets and regions.

•	Adjusted EBITDA grew 64 percent and adjusted EBITDA margin climbed 190 basis points.

Intermediates & Solvents
•	Sales increased 5 percent, to $63 million, driven by strong pricing and continued healthy market demand.
•	Adjusted EBITDA grew from $3 million to $10 million.

Balance Sheet and Cash Flow
•	Total debt was $2.8 billion.
•	Net debt was $2.3 billion.
•	During the quarter, cash provided by operating activities totaled $140 million and free cash flow was $67 million.

Outlook
The company also issued its financial outlook for fiscal 2018 as shown in the table below.

FY2018 Outlook
Adjusted EBITDA
- Specialty Ingredients	$560 - $590 million
- Composites	$85 - $95 million
- Intermediates & Solvents	$40 - $50 million
- Unallocated and other	($35 - $45 million)

Key Operating Metrics
- Free cash flow	>$220 million
- Adjusted earnings per share (EPS)	$3.20 - $3.40*

Corporate Items
- Depreciation & amortization	~$290 million
- Interest expense	$125 - $135 million
- Effective tax rate	8 - 13%
- Capital expenditures	$195 - $205 million
- Diluted share count	~64 million
*For fiscal 2017, loss from continuing operations per diluted share was $1.69 and adjusted earnings from continuing operations per diluted share was $2.44.

For the first quarter of fiscal 2018, Ashland expects adjusted earnings in the range of $0.35-$0.45 per diluted share, compared to $0.14 in the prior-year period. This estimate assumes an effective tax rate of 10 percent.

“At Ashland’s investor day in May, we outlined seven core levers to drive sales and earnings growth in fiscal 2018 and beyond. These levers include specific actions to sustain and grow Ashland’s premium mix, such as through new market strategies and successful product introductions. The levers also include new initiatives to improve our competitiveness, such as through better asset utilization, price-to-value initiatives and cost management,” Wulfsohn said.

“We are beginning to see the positive impact from these actions. Our sharpened focus on asset utilization is generating good improvement in gross profit. The addition of Pharmachem has contributed strong results while opening new opportunities in nutraceutical, food and fragrance markets. We recently added production capacity in pharma and expect to return to historical growth rates going forward. We expect adhesives and coatings to return to growth in the first half of fiscal 2018, and we are seeing early indications of that in our October results. We have introduced 23 new products over the past year, including a premium hair care product that won best functional ingredient at a major cosmetics trade show in London. We also filed 22 patent applications over the same period as part of our ongoing investment in innovation. Our manufacturing teams are driving better asset utilization through reduced plant spend and increased plant absorption. At the same time, our sales teams have been focused on better articulating the value we provide for our customers and then capturing that value in price.

“In summary, Ashland has a clear strategy to drive strong sales and earnings growth. The aggressive, concrete actions we have taken to improve our business are building good momentum as we enter fiscal 2018, as reflected in our forecast for 30 to 40 percent growth in adjusted earnings per share for the full year,” Wulfsohn said.

For additional information on Ashland’s fourth-quarter financial results, please see the slide presentation accompanying this news release.

Conference Call Webcast
Ashland will host a live webcast of its fourth-quarter conference call with securities analysts at 9 a.m. EST Tuesday, November 7, 2017. The webcast will be accessible through Ashland’s website at http://investor.ashland.com. Following the live event, an archived version of the webcast and supporting materials will be available for 12 months.

Use of Non-GAAP Measures
Ashland believes that by removing the impact of depreciation and amortization and excluding certain non-cash charges, amounts spent on interest and taxes and certain other charges that are highly variable from year to year, EBITDA and Adjusted EBITDA provide Ashland’s investors with performance measures that reflect the impact to operations from trends in changes in sales, margin and operating expenses, providing a perspective not immediately apparent from net income and operating income. The adjustments Ashland makes to derive the non-GAAP measures of EBITDA and Adjusted EBITDA exclude items which may cause short-term fluctuations in net income and operating income and which Ashland does not consider to be the fundamental attributes or primary drivers of its business. EBITDA and Adjusted EBITDA provide disclosure on the same basis as that used by Ashland’s management to evaluate financial performance on a consolidated and reportable segment basis and provide consistency in our financial reporting, facilitate internal and external comparisons of Ashland’s historical operating performance and its business units and provide continuity to investors for comparability purposes.

The free cash flow metric enables Ashland to provide a better indication of the ongoing cash being generated that is ultimately available for both debt and equity holders as well as other investment opportunities. Unlike cash flow provided by operating activities, free cash flow includes the impact of capital expenditures from continuing operations, providing a more complete picture of cash generation. Free cash flow has certain limitations, including that it does not reflect adjustment for certain non-discretionary cash flows such as mandatory debt repayments. The amount of mandatory versus discretionary expenditures can vary significantly between periods.

Adjusted earnings per share is a performance measure used by Ashland and is defined by Ashland as earnings (loss) from continuing operations, adjusted for identified key items and divided by the number of outstanding diluted shares of common stock.  Ashland believes this measure provides investors additional insights into operational performance by providing the earnings per share metric that excludes the effect of the identified key items.

About Ashland
Ashland Global Holdings Inc. (NYSE: ASH) is a premier global specialty chemicals company serving customers in a wide range of consumer and industrial markets, including adhesives, architectural coatings, automotive, construction, energy, food and beverage, personal care and pharmaceutical. At Ashland, we are nearly 7,000 passionate, tenacious solvers – from renowned scientists and research chemists to talented engineers and plant operators – who thrive on developing practical, innovative and elegant solutions to complex problems for customers in more than 100 countries. Visit ashland.com to learn more.

C-ASH

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “objectives,” “may,” “will,” “should,” “plans” and “intends” and the negative of these words or other comparable terminology. Ashland may from time to time make forward-looking statements in its annual reports, quarterly reports and other filings with the SEC, news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance and financial condition, as well as the economy and other future events or circumstances. Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: the impact of acquisitions and/or divestitures Ashland has made or may make, including the acquisition of Pharmachem (including the possibility that Ashland may not realize the anticipated benefits from such transactions); Ashland’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results of operations, financial condition and its ability to repay debt); the potential that Ashland does not realize all of the expected benefits of the separation of its Valvoline business; and severe weather, natural disasters, cyber events and legal proceedings and claims (including product recalls, environmental and asbestos matters). Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements, including, without limitation, risks and uncertainties affecting Ashland that are described in Ashland’s most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at http://www.sec.gov. Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Unless legally required, Ashland undertakes no obligation to update any forward-looking statements made in this news release whether as a result of new information, future events or otherwise. Information on Ashland’s website is not incorporated into or a part of this news release.

(1) Preliminary Results
Financial results are preliminary until Ashland’s Form 10-K is filed with the SEC.

™ Trademark, Ashland or its subsidiaries, registered in various countries.

FOR FURTHER INFORMATION:

Investor Relations:
Seth A. Mrozek
+1 (859) 815-3527
samrozek@ashland.com

Media Relations:
Gary Rhodes
+1 (859) 815-3047
glrhodes@ashland.com

Ashland Global Holdings Inc. and Consolidated Subsidiaries				Table 1
STATEMENTS OF CONSOLIDATED INCOME
(In millions except per share data - preliminary and unaudited)

	Three months ended		Year ended
	September 30		September 30
	2017	2016	2017	2016

Sales	$880	$754	$3,260	$3,019
Cost of sales	646	572	2,372	2,153
GROSS PROFIT	234	182	888	866
Selling, general and administrative expense	177	433	670	914
Research and development expense	22	22	83	87
Equity and other income (loss)	(1)	1	7	8
OPERATING INCOME (LOSS)	34	(272)	142	(127)
Net interest and other financing expense	31	46	234	173
Net loss on acquisitions and divestitures	-	(12)	(6)	(8)
INCOME (LOSS) FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	3	(330)	(98)	(308)
Income tax expense (benefit)	56	14	7	(25)
LOSS FROM CONTINUING OPERATIONS	(53)	(344)	(105)	(283)
Income (loss) from discontinued operations (net of taxes)	(5)	69	133	255
NET INCOME (LOSS)	(58)	(275)	28	(28)
Net income attributable to noncontrolling interest	-	1	27	1
NET INCOME (LOSS) ATTRIBUTABLE TO ASHLAND	$(58)	$(276)	$1	$(29)

DILUTED EARNINGS PER SHARE
Loss from continuing operations	$(0.84)	$(5.56)	$(1.69)	$(4.51)
Income (loss) from discontinued operations attributable to Ashland	(0.08)	1.10	1.70	4.04
Net income (loss) attributable to Ashland	$(0.92)	$(4.46)	$0.01	$(0.47)

AVERAGE DILUTED COMMON SHARES OUTSTANDING (a)	63	62	62	63

SALES
Specialty Ingredients	$598	$532	$2,216	$2,089
Composites	219	162	779	669
Intermediates and Solvents	63	60	265	261
	$880	$754	$3,260	$3,019

OPERATING INCOME (LOSS)
Specialty Ingredients	$61	$67	$233	$237
Composites	17	9	67	63
Intermediates and Solvents	(4)	(186)	(12)	(181)
Unallocated and other	(40)	(162)	(146)	(246)
	$34	$(272)	$142	$(127)

(a)
As a result of the loss from continuing operations, the effect of the share-based awards convertible to common shares would be anti-dilutive. In accordance with U.S. GAAP, they have been excluded from the diluted earnings per share calculation.

Ashland Global Holdings Inc. and Consolidated Subsidiaries		Table 2
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions - preliminary and unaudited)

	September 30	September 30
	2017	2016
ASSETS
Current assets
Cash and cash equivalents	$566	$1,017
Accounts receivable	612	529
Inventories	634	539
Other assets	91	89
Current assets of discontinued operations	-	714
Total current assets	1,903	2,888

Noncurrent assets
Property, plant and equipment
Cost	3,762	3,615
Accumulated depreciation	1,792	1,715
Net property, plant and equipment	1,970	1,900

Goodwill	2,465	2,138
Intangibles	1,319	1,061
Restricted investments	302	292
Asbestos insurance receivable	209	196
Deferred income taxes	28	35
Other assets	422	437
Noncurrent assets of discontinued operations	-	1,053
Total noncurrent assets	6,715	7,112

Total assets	$8,618	$10,000

LIABILITIES AND EQUITY
Current liabilities
Short-term debt	$235	$170
Trade and other payables	409	376
Accrued expenses and other liabilities	324	313
Current liabilities of discontinued operations	-	379
Total current liabilities	968	1,238

Noncurrent liabilities
Long-term debt	2,584	2,325
Employee benefit obligations	191	195
Asbestos litigation reserve	694	686
Deferred income taxes	375	315
Other liabilities	400	361
Noncurrent liabilities of discontinued operations	-	1,715
Total noncurrent liabilities	4,244	5,597

Equity
Stockholders' equity	3,406	3,347
Noncontrolling interest	-	(182)
Total equity	3,406	3,165

Total liabilities and equity	$8,618	$10,000

Ashland Global Holdings Inc. and Consolidated Subsidiaries				Table 3
STATEMENTS OF CONSOLIDATED CASH FLOWS
(In millions - preliminary and unaudited)
	Three months ended		Year ended
	September 30		September 30
	2017	2016	2017	2016
CASH FLOWS PROVIDED (USED) BY OPERATING ACTIVITIES
FROM CONTINUING OPERATIONS
Net income (loss)	$(58)	$(275)	$28	$(28)
Loss (income) from discontinued operations (net of taxes)	5	(69)	(133)	(255)
Adjustments to reconcile income from continuing operations to cash flows from operating activities
Depreciation and amortization	83	75	301	302
Original issue discount and debt issuance cost amortization	2	9	109	18
Deferred income taxes	(25)	(30)	(30)	(29)
Equity income from affiliates	-	-	-	(1)
Distributions from equity affiliates	-	2	1	2
Stock based compensation expense	6	7	20	30
Loss on early retirement of debt	-	-	9	-
Gain on available-for-sale securities	(2)	(2)	(11)	(8)
Net loss on acquisitions and divestitures	-	12	4	8
Impairments	-	181	-	181
Pension contributions	(1)	(9)	(7)	(33)
Loss on pension and other postretirement plan remeasurements	8	124	6	142
Change in operating assets and liabilities (a)	122	111	(42)	43
Total cash provided by operating activities from continuing operations	140	136	255	372

CASH FLOWS PROVIDED (USED) BY INVESTING ACTIVITIES
FROM CONTINUING OPERATIONS
Additions to property, plant and equipment	(73)	(82)	(199)	(231)
Proceeds from disposal of property, plant and equipment	-	-	5	2
Purchase of operations - net of cash acquired	-	-	(680)	-
Proceeds from sale of operations or equity investments	14	1	18	19
Net purchase of funds restricted for specific transactions	-	-	(2)	(4)
Reimbursements from restricted investments	8	9	27	33
Proceeds from sales of available-for-sale securities	-	6	19	10
Purchases of available-for-sale securities	-	(6)	(19)	(10)
Proceeds from the settlement of derivative instruments	-	1	5	9
Payments from the settlement of derivative instruments	-	(3)	(3)	(5)
Total cash used by investing activities from continuing operations	(51)	(74)	(829)	(177)

CASH FLOWS PROVIDED (USED) BY FINANCING ACTIVITIES
FROM CONTINUING OPERATIONS
Proceeds from issuance of long-term debt	-	-	1,100	-
Repayment of long-term debt	(1)	(1,045)	(915)	(1,095)
Premium on long-term debt repayment	-	-	(17)	-
Proceeds (repayment) from short-term debt	6	(545)	75	(156)
Repurchase of common stock	-	-	-	(500)
Debt issuance costs	-	-	(15)	-
Cash dividends paid	(14)	(24)	(77)	(97)
Excess tax benefits related to share-based payments	-	4	3	3
Total cash provided (used) by financing activities from continuing operations	(9)	(1,610)	154	(1,845)
CASH PROVIDED (USED) BY CONTINUING OPERATIONS	80	(1,548)	(420)	(1,650)
Cash provided (used) by discontinued operations
Operating cash flows	(13)	123	110	293
Investing cash flows	3	(51)	(290)	(155)
Financing cash flows	-	1,451	(17)	1,451
Effect of currency exchange rate changes on cash and
cash equivalents	4	(2)	(5)	(8)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	74	(27)	(622)	(69)
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	492	1,215	1,017	1,257
Cash transferred to Valvoline	-	(171)	171	(171)
CASH AND CASH EQUIVALENTS - END OF PERIOD	$566	$1,017	$566	$1,017

DEPRECIATION AND AMORTIZATION
Specialty Ingredients	$66	$59	$243	$243
Composites	6	5	22	22
Intermediates and Solvents	7	8	31	31
Unallocated and other	4	3	5	6
	$83	$75	$301	$302
ADDITIONS TO PROPERTY, PLANT AND EQUIPMENT
Specialty Ingredients	$53	$58	$148	$179
Composites	9	14	26	23
Intermediates and Solvents	3	4	10	13
Unallocated and other	8	6	15	16
	$73	$82	$199	$231

(a)	Excludes changes resulting from operations acquired or sold.

Ashland Global Holdings Inc. and Consolidated Subsidiaries				Table 4
INFORMATION BY INDUSTRY SEGMENT
(In millions - preliminary and unaudited)

	Three months ended		Year ended
	September 30		September 30
	2017	2016	2017	2016
SPECIALTY INGREDIENTS
Sales per shipping day	$9.5	$8.3	$8.8	$8.2
Metric tons sold (thousands)	80.5	79.6	317.2	307.4
Gross profit as a percent of sales (a)	33.5%	34.6%	32.7%	33.9%
COMPOSITES
Sales per shipping day	$3.5	$2.5	$3.1	$2.6
Metric tons sold (thousands)	94.8	75.2	346.4	309.1
Gross profit as a percent of sales (a)	18.8%	19.6%	19.8%	22.6%
INTERMEDIATES AND SOLVENTS
Sales per shipping day	$1.0	$0.9	$1.1	$1.0
Metric tons sold (thousands)	27.2	33.5	137.0	136.7
Gross profit as a percent of sales (a)	5.5%	3.4%	6.5%	11.0%

(a)	Gross profit as a percent of sales is defined as sales, less cost of sales divided by sales.

Ashland Global Holdings Inc. and Consolidated Subsidiaries					Table 5
RECONCILIATION OF NON-GAAP DATA - INCOME (LOSS) FROM CONTINUING OPERATIONS
(In millions - preliminary and unaudited)

	Three Months Ended September 30, 2017
	Specialty		Intermediates	Unallocated
	Ingredients	Composites	and Solvents	& Other	Total
OPERATING INCOME (LOSS)
Separation and restructuring costs	$(5)	$-	$-	$(18)	$(23)
Losses on pension and other postretirement plan remeasurements	-	-	-	(8)	(8)
Unplanned plant shutdowns	(6)	-	(7)	-	(13)
Inventory far value adjustment	(6)	-	-	-	(6)
All other operating income (loss)	78	17	3	(14)	84
Operating income (loss)	61	17	(4)	(40)	34

NET INTEREST AND OTHER FINANCING EXPENSE				31	31

INCOME TAX EXPENSE (BENEFIT)
Key items				(18)	(18)
Discrete items				71	71
All other income tax expense				3	3
				56	56
INCOME (LOSS) FROM CONTINUING OPERATIONS	$61	$17	$(4)	$(127)	$(53)

	Three Months Ended September 30, 2016
	Specialty		Intermediates	Unallocated
	Ingredients	Composites	and Solvents	& Other	Total
OPERATING INCOME (LOSS)
Impairment of Intermediates and Solvents	$-	-	(181)	-	(181)
Losses on pension and other postretirement plan remeasurements	-	-	-	(124)	(124)
Separation costs	-	-	-	(36)	(36)
All other operating income (loss)	67	9	(5)	(2)	69
Operating income (loss)	67	9	(186)	(162)	(272)

NET INTEREST AND OTHER FINANCING EXPENSE
Accelerated amortization of debt issuance costs				6	6
All other interest and other financing expense				40	40

NET LOSS ON DIVESTITURES				(12)	(12)

INCOME TAX EXPENSE (BENEFIT)
Key items				(68)	(68)
Discrete items				83	83
All other income tax benefit				(1)	(1)
				14	14
INCOME (LOSS) FROM CONTINUING OPERATIONS	$67	$9	$(186)	$(234)	$(344)

Ashland Global Holdings Inc. and Consolidated Subsidiaries				Table 6
RECONCILIATION OF NON-GAAP DATA - FREE CASH FLOW
(In millions - preliminary and unaudited)

	Three months ended		Year ended
	September 30		September 30
Free cash flow (a)	2017	2016	2017	2016
Total cash flows provided by operating activities
from continuing operations	$140	$136	$255	$372
Adjustments:
Additions to property, plant and equipment	(73)	(82)	(199)	(231)
Free cash flows	$67	$54	$56	$141

(a)	Free cash flow is defined as cash flows provided by operating activities less additions to property, plant and equipment and other items Ashland has deemed non operational (if applicable).

Ashland Global Holdings Inc. and Consolidated Subsidiaries		Table 7
RECONCILIATION OF NON-GAAP DATA - ADJUSTED EBITDA
(In millions - preliminary and unaudited)

	Three months ended
	September 30
Adjusted EBITDA - Ashland Global Holdings Inc.	2017	2016
Net loss	$(58)	$(275)
Income tax expense	56	14
Net interest and other financing expense	31	46
Depreciation and amortization (a)	77	74
EBITDA	106	(141)
Loss (income) from discontinued operations (net of taxes)	5	(69)
Net loss on acquisitons and divestitures	-	12
Operating key items (see Table 5)	50	341
Adjusted EBITDA	$161	$143

Adjusted EBITDA - Specialty Ingredients
Operating income	$61	$67
Add:
Depreciation and amortization (a)	63	59
Key items (see Table 5)	17	-
Adjusted EBITDA	$141	$126

Adjusted EBITDA - Composites
Operating income	$17	$9
Add:
Depreciation and amortization	6	5
Key items (see Table 5)	-	-
Adjusted EBITDA	$23	$14

Adjusted EBITDA - Intermediates and Solvents
Operating loss	$(4)	$(186)
Add:
Depreciation and amortization	7	8
Key items (see Table 5)	7	181
Adjusted EBITDA	$10	$3

(a)
Depreciation and amortization excludes accelerated depreciation of $3 million for Specialty Ingredients for the three months ended September 30, 2017, and $3 million and $1 million for Unallocated and other for the three months ended September 30, 2017 and 2016, respectively, which are included as key items within this table.

Ashland Global Holdings Inc. and Consolidated Subsidiaries				Table 8
RECONCILIATION OF OTHER NON-GAAP DATA
(Preliminary and unaudited)
	Three months ended		Year ended
	September 30		September 30
	2017	2016	2017	2016
EPS from continuing operations (as reported)	$(0.84)	$(5.56)	$(1.69)	$(4.51)
Adjustments:
Separation, restructuring and other costs, net	0.16	0.42	1.19	1.09
Unplanned plant shutdowns	0.18	-	0.18	-
Environmental reserve adjustments	-	-	0.09	0.15
Inventory fair value adjustment	0.06	-	0.07	-
Losses on pension and other postretirement plan remeasurements	0.09	1.23	0.07	1.33
Net loss on acquisitions and divestitures	-	0.19	0.06	0.19
Legal reserve	-	-	0.04	0.15
Impairment	-	2.80	-	2.75
Legacy benefit for former Directors	-	-	-	(0.11)
Customer claim adjustment	-	-	-	(0.08)
Debt refinancing costs	-	0.06	1.10	0.06
Tax discrete items	1.13	1.34	1.33	1.23
Total adjustments	1.62	6.04	4.13	6.76
Adjusted EPS from continuing operations (non-GAAP)	$0.78	$0.48	$2.44	$2.25

	Three months ended		Year ended
	September 30		September 30
	2017	2016	2017	2016
Operating income (loss)	$34	$(272)	$142	$(127)
Key items	50	341	147	426
Adjusted operating income	$84	$69	$289	$299

	Three months ended		Year ended
	September 30		September 30
	2017	2016	2017	2016
Loss from continuing operations	$(53)	$(344)	$(105)	$(283)
Key items	103	374	259	426
Adjusted income from continuing operations	$50	$30	$154	$143